Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-253484 and 333-229994) and Form S-8 (Nos. 333-235598, 333-219682, 333-217975, 333-168543 and 333-150381) of American Water Works Company, Inc. of our report dated February 16, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 16, 2022